                                                                   EXHIBIT 10.47

                       AMENDMENT AND FORBEARANCE AGREEMENT

         Amendment and Forbearance Agreement dated June __, 2001 among Standard Federal Bank ("Standard Federal" or "Lender"), McClain Industries, Inc. ("Industries"), McClain E-Z Pack, Inc. ("E-Z Pack"), McClain Galion, Inc. ("Galion"), Shelby Steel Processing Company ("Shelby"), McClain Tube Company d/b/a Quality Tube ("Tube"), McClain International FSC ("International"), McClain Southland Co. ("Southland"), and McClain Group Leasing, Inc. ("Leasing"). Industries, E-Z Pack, Galion, Shelby, Tube, International, Southland and Leasing are identified collectively as the "Borrowers" and individually as a "Borrower"; Industries, in its capacity as guarantor, is identified as the "Guarantor"; and (3) the Borrowers and the Guarantor are identified collectively as the "Obligated Parties" and individually as an "Obligated Party".

                                    RECITALS

                                THE INDEBTEDNESS

         A. Lender provided loans to Borrowers (collectively, the "Loans").

         B. In connection with the Loans, each Borrower and, as applicable, the Guarantor executed and delivered to Lender certain notes, agreements, mortgages, guaranties and other documents executed in connection with or in furtherance of any of the foregoing, including all documents referenced herein or executed in connection herewith, as amended and as may be amended from time to time, including as amended by this Agreement, but exclusive of all present or future oral agreements between Lender and any one of the Obligated Parties, are identified collectively as the "Loan Documents".

         C. Capitalized terms used but not defined in this Agreement have the same meanings given to those terms in the Loan Documents.

         D. As of June 15, 2001 amounts due from Borrowers to Lender include:

         BORROWER                   LOAN                                  PRINCIPAL                 INTEREST
         --------                   ----                                  ---------                 --------
         Borrowers                  $30,000,000 Line of Credit           $26,364,921.00            $58,450.86
         (all except Leasing)

         Borrowers                  $20,000,000 Term Loan                $13,880,000.00            $29,687.78
         (all except Leasing)

         Leasing                    $20,000,000 Line of Credit           $18,378,000.00            $39,815.81

         plus in each case accrued but unpaid interest, costs and expenses (including attorneys' fees) called for by the Loan Documents plus reimbursement obligations of the Obligated Parties in connection with Letters of Credit issued by Standard Federal upon application of an Obligated Party (all such obligations together with all other principal and interest due or becoming due to Lender, together with the payment of all other sums, indebtedness and liabilities of any and every kind now or hereafter owing and to become due from Borrowers to Lender, however created, however incurred, evidenced, acquired or arising, and whether direct or indirect, primary, secondary, fixed or contingent, matured or unmatured, joint, several, or joint and several, and whether for principal, interest, reimbursement obligations, indemnity obligations, obligations under guaranty agreements, fees, costs, expenses, or otherwise, all of Borrowers' obligations under this Agreement, together with all other present and future obligations of Borrower to Lender, are identified as the "Obligations").

         E. The Obligations of Leasing are guaranteed by Industries. The Guaranty, as amended, and all other documents and agreements executed in support of the Guaranty by the Guarantor, in its capacity as guarantor, are identified collectively as the "Guarantor Loan Documents" and individually as a "Guarantor Loan Document".

         F. Each of the Obligated Parties, jointly and severally, acknowledge and agree that the Obligations, each Guarantor's obligations under the Guarantor Loan Documents, and all other obligations of any one or more of the Obligated Parties to Standard Federal are immediately due and owing to Standard Federal without setoff, recoupment, defense or counterclaim, in law or in equity, of any nature or kind.

         G. All collateral granted to Lender by any one or more of the Obligated Parties described in the Loan Documents and all collateral heretofore, simultaneously herewith or hereafter granted to Standard Federal by any one or more of the Obligated Parties to secure any of the Obligations or any other obligations to Standard Federal, is identified collectively as the "Collateral".

         H. Each Obligated Party reaffirms, ratifies, confirms and approves its obligations and duties under the Loan Documents (including the Guarantor Loan Documents) as modified by this Agreement. Without limiting the generality of the immediately preceding sentence, the Guarantor, jointly and severally, hereby reaffirms, ratifies, confirms and approves its obligations and duties under the Loan Documents (including the Guarantor Loan Documents) and the provisions herein, and acknowledges and agrees that the Guarantor Loan Documents extend to and cover all of the Obligations. Each Obligated Party, jointly and severally, reaffirms, ratifies and confirms the liens, assignments and security interests granted to Standard Federal in the Collateral under the Loan Documents or otherwise.

                       DEFAULT AND REQUEST FOR FORBEARANCE

         I. Each Obligated Party is in default under the Loan Documents (the "Specified Defaults") as set forth on Exhibit 1.

         J. Each Obligated Party represents and warrants, after due inquiry and investigation, that it is not aware of any other Events of Default or defaults, or of any event that, with the passage of time, notice, or both, would become an Event of Default or a default under the Loan Documents or this Agreement.

         K. Each Obligated Party also acknowledges that based on the Specified Defaults, Standard Federal has the right, without further notice, to enforce its rights under the Loan Documents (including the Guarantor Loan Documents) and applicable law. Further, if Standard Federal took such action, each Obligated Party acknowledges that Standard Federal's actions would be within Standard Federal's rights under the Loan Documents and applicable law, and would be reasonable and appropriate under the circumstances.

         L. Each Obligated Party acknowledges and agrees that (i) Standard Federal has fully performed all of its obligations under the Loan Documents;
(ii) Standard Federal has no obligation to continue to lend to Borrowers; (iii) Standard Federal has no obligation to forbear from enforcing its rights and remedies other than as set forth in this Agreement; (iv) any loans made after the date of this Agreement will continue to be made in Standard Federal's sole discretion; (v) Standard Federal has made no representations of any nature or kind that funding in any amount will continue; and (vi) Standard Federal has made no representations of any nature or kind that the Forbearance Period (defined below) will be extended beyond its schedule expiration.

         M. Each Obligated Party further acknowledges and agrees that the actions taken by Standard Federal to date in furtherance of the Loan Documents are reasonable and appropriate under the circumstances and are within Standard Federal's rights under the Loan Documents and applicable law.

         N. Each Obligated Party represents and warrants to Standard Federal that it received direct and substantial economic benefit from all of the Obligations and that it will continue to receive direct and substantial economic benefit from the Obligations, and from any other loans made or that may be made in the future.

         O. In order to allow the Obligated Parties time to stabilize their financial situation and refinance or otherwise satisfy the Obligations in full, the Obligated Parties have requested that Standard Federal forbear from exercising its rights and remedies under the Loan Documents and applicable law in connection with the Specified Defaults until August 31, 2001.

         P. Subject to the terms and conditions of this Agreement, and in reliance on the Obligated Parties' agreements, acknowledgments, representations, and warranties in this Agreement, Standard Federal has agreed to amend the Loan Documents, and, to forbear from enforcing its rights and remedies on account of the Specified Defaults under the Loan Documents as set forth below.

                                    AGREEMENT

         Based on the foregoing Recitals (which are incorporated herein as agreements, representations, warranties, and covenants of the Obligated Parties), Standard Federal and each Obligated Party agree as follows:

         1. Forbearance. Subject to the condition that Standard Federal receives, on or before June 20, 2001, a fully executed copy of this Agreement, acknowledged by each of the Obligated Parties as provided below, together with fully executed copies of all Exhibits hereto that require signature, and there being no default under this Agreement, Standard Federal agrees to forbear from enforcing its rights and remedies based on the Specified Defaults through August 31, 2001 (the "Forbearance Period").

         2. Line of Credit Cap. Effective immediately, the Line of Credit Cap under the Amended and Restated Loan Agreement dated July 9, 1999, as amended, among Borrowers (all except Leasing) and Lender, is $28,000,000.

         3. Field Examination. The Obligated Parties acknowledge and agree that Lender may immediately conduct a field examination and that they will cause the Borrowers to fully cooperate with the field examination so that same may be completed by July 31, 2001. Furthermore, the Obligated Parties are liable for all of Lender's costs and expenses incurred in connection with such field examination.

         4. Fees. Borrowers must pay Lender a $95,000 fee simultaneously with the execution of this Agreement (allocated $20,000 to Leasing and $75,000 to all other Borrowers).

         5. [RESERVED]

         6. Bank Accounts. All of each Borrower's bank, checking, investment, and other financial accounts of any type or nature must be at Standard Federal provided, however, that Borrowers may maintain existing accounts at out of state banks as identified in Exhibit 2.

         7. Amended and Restated Leasing Agreement. Leasing shall execute and deliver to Lender an amended and restated loan agreement in the form attached as
Exhibit 3.

         8. Interest. Notwithstanding Standard Federal's demand and acceleration of the Loans, each Obligated Party must timely make all monthly principal, interest and other payments due Standard Federal. Effective as of June 20, 2001, interest shall accrue on the Loans at Lender's prime rate from time to time in effect plus one-half percentage points (1/2%). In the event of default by Borrowers under this Agreement, any document executed under this Agreement, or the Loan Documents, interest on the Loans shall accrue at the rate otherwise provided in this paragraph plus two percentage points (2.0%).

         Pricing for standby letters of credit under the IRB facility shall increase to 1 1/2% (from 1%) for the year commencing April 15, 2001 and ending April 15, 2002.

         9. No Further Forbearance Implied. Each Obligated Party acknowledges that Standard Federal has no obligation to continue making loans; extend the term of the Forbearance Period; or forbear from enforcing its rights and remedies after the Forbearance Period, and nothing contained herein or otherwise is intended to be or is a promise or agreement to continue making loans; or extend the term of the Forbearance Period beyond the expiration thereof. Furthermore, no future agreement by Standard Federal to continue making loans; or to extend the term of the Forbearance Period beyond the expiration thereof, or any other agreement, is valid or enforceable unless it is contained in a written agreement signed by Standard Federal.

         10. Additional Reporting. In addition to any reports or information required by the Loan Documents (which must be provided timely), or that Standard Federal may hereafter request, each Obligated Party must provide Standard Federal with:

                  (a) Within three business days of receipt, copies of written notices of default received from other creditors.

                  (b) Within one day of gaining knowledge thereof, any adverse information regarding any Obligated Party.

         Further, Borrowers (all except Leasing) must:

                  (c) Furnish to Standard Federal as soon as available and, in any event, within 30 days after the end of each month detailed financial statements of the Borrowers as of the close of such month containing a consolidated balance sheet of the Borrowers and its subsidiaries, if any, and statements of income of the Borrowers and its subsidiaries, if any, for such fiscal period and for the portion of the fiscal year ending with such period in reasonable detail and form acceptable to Standard Federal and certified by the chief financial officers of the Borrowers as being true and correct and as having been prepared in accordance with generally accepted accounting principles consistently applied, subject to year-end adjustments, if any.

                  (d) Furnish to Standard Federal, within a reasonable time not to exceed 15 days after the end of each calendar month, (i) a statement of accounts receivable, in a form acceptable to Standard Federal, certified as correct by Borrowers or a principal officer of Borrowers showing the agings thereof and the payment, write-off or other disposition of former accounts receivable the disposition of which has not previously been reported to Standard Federal, and such other information and data as Standard Federal may reasonably require, (ii) a statement of accounts payable, in form acceptable to Standard Federal, certified as correct by Borrowers showing the agings thereof and (iii) a report of Borrowers' inventory, in form acceptable to Standard Federal, certified as correct by Borrowers showing the agings thereof. Borrowers will further specifically disclose any facts known to Borrowers which facts would tend to render doubtful the collectibility of any account receivable disclosed in such statements or which would indicate that the existence or amount of such account is disputed by the debtor thereon.

                  (e) Furnish to Standard Federal on Wednesday of each week, a borrowing base report as of the last day of the preceding week, in form acceptable to Standard Federal and certified as correct by the Borrowers.

         Further, Leasing must:

                  (f) Furnish to Standard Federal as soon as available and, in any event, within 30 days after the close of each month detailed financial statements of Leasing as of the close of such month containing a consolidated balance sheet of Leasing and its subsidiaries, if any, and statements of income of Leasing and its subsidiaries, if any, for such fiscal period and for the portion of the fiscal year ending with such period in reasonable detail and form acceptable to Standard Federal and certified by the president of Leasing as being true and correct and as having been prepared in accordance with generally accepted accounting principles consistently applied, subject to year-end adjustments, if any.

                  (g) Furnish to Standard Federal, within a reasonable time not to exceed 15 days after the end of each calendar month, statements of Eligible Lease Receivables and Eligible Leases, in form acceptable to Standard Federal, certified as correct by Leasing or a principal officer of Leasing showing the agings thereof and the payment, write-off or other disposition of former lease receivables or leases, the disposition of which has not previously been reported to Standard Federal, and such other information and data as Standard Federal may reasonably require. Leasing will further specifically disclose any facts known to Leasing which facts would tend to render doubtful the collectibility of any lease receivable or leases disclosed in such statements or which would indicate that the existence or amount of such receivable or lease is disputed by the lessee thereon.

                  (h) Furnish to Standard Federal as soon as available and, in any event, within 30 days after the close of each quarter of each fiscal year, and in each case in form acceptable to Standard Federal, (i) a listing of conditional sales contracts and TRAC leases with any payments that are more than 180 days past due, (ii) a listing of all lease accounts (TRAC and conditional sales contracts) that were re-written, modified, assumed, extended or consolidated with other lease schedules during the applicable fiscal quarter, (iii) a doubtful accounts reserve schedule indicating the reserve balance as of quarter end and a summary of non-accrual and charged-off accounts certified by the president of Leasing as being true and correct and as having been prepared in accordance with generally accepted accounting principles consistently applied, subject to year-end adjustments, if any.

         11. Supplemental Negative Covenants. In addition to any Negative Covenants in the Loan Documents, the following negative covenants shall apply to Borrowers (all except Leasing):

                  From the date hereof until all amounts owing under the Line of Credit, the Swing Line of Credit and the Term Loan are paid in full and all obligations under the Line of Credit Note, the Swing Line of Credit Note and the Term Note, this Loan Agreement and all other documents executed in connection with the Line of Credit, the Swing Line of Credit and the Term Loan are fully paid, performed and satisfied and so long as Standard Federal has any commitment to make advances hereunder, the Borrowers covenant and agree that they will not do and will not permit any subsidiary, if any, to do any of the following without the prior written approval of Standard Federal:

                  (a) Create, incur, assume or permit to exist (i) any mortgage, pledge, security interest, lien or charge of any kind upon any of their property or assets whether now owned or hereafter acquired other than in favor of Standard Federal, except as required or permitted by Standard Federal, or (ii) any indebtedness or liability for borrowed money, except indebtedness to

                           Standard Federal or indebtedness subordinated to the prior payment in full of the Borrowers' indebtedness to Standard Federal which is approved in writing by Standard Federal, except as otherwise required or permitted in writing by Standard Federal. The existing TRAC financing arrangements with Bank One are permitted under this paragraph.

                  (b) Make loans, advances or extensions of credit to any Entity (which in this Loan Agreement means any individual, partnership, corporation or other legal entity), other than a parent or subsidiary of the Borrowers, in excess of $100,000.00 in principal amount, except for sales on open account and in ordinary course of business; or guarantee or in any way become responsible for obligations of any other Entity except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business; or subordinate any indebtedness due it from an Entity to indebtedness of any other creditor of such Entity.

                  (c) Sell, lease or transfer, during any fiscal year, except inventory in the ordinary course of business, any substantial portion of its assets; or consolidate with or merge into any other Entity, or permit another to merge into it; or acquire by lease or purchase all or substantially all the business or assets of any Entity; or enter into any lease-back arrangement with any Entity.

                  (d) Permit the aggregate amount of all Capital Expenditures made by the Borrowers during any fiscal year ending after the date hereof to exceed $3,000,000.00. "Capital Expenditures" shall mean any expenditure for an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classifiable in relevant financial statements as property, equipment or improvements, fixed assets, or a similar type of capitalized assets in accordance with generally accepted accounting principles.

                  (e) Repurchase or redeem or agree to repurchase or redeem any shares of their stock.

                  (f) Purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests of any person, firm or corporation or any shares of stock of any corporation, trusteeship or association or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition.

                  (g) Enter into any Interest Rate Protection Agreement unless entered into for risk management purposes and not speculative purposes.

         12. Appraisal. On or before July 31, 2001, Borrowers (all except Leasing) shall deliver to Lender a current appraisal of fair market value and forced sale value of all of their equipment, in form acceptable to Lender by an appraiser acceptable to Lender. Borrowers have advised Lender that they have retained Dovebid/Norman Levy Associates to conduct this appraisal, whom Lender acknowledges is acceptable.

         13. Leasing Guaranty. Concurrently with execution and delivery of this Agreement, Leasing shall execute and deliver to Lender its guaranty of the Obligations of all of the other Borrowers, in the form attached as Exhibit 4.

         14. Macon, Georgia Mortgage. On or before July 3, 2001, Industries shall execute and deliver to Lender a mortgage/security deed pledging its real property in Macon, Georgia to secure a portion of the Obligations, substantially in the form attached as Exhibit 5, junior only to existing mortgages to Trust Company Bank of Middle Georgia, N.A. Industries represents and warrants to Lender that the outstanding principal amount due Trust Company Bank secured by the existing mortgages is approximately $380,000 and that Industries shall not borrow any further funds from such Bank which would be secured by those mortgages without the prior written consent of Lender.

         15. Assignment of Life Insurance. Concurrently with execution and delivery of this Agreement, Borrowers shall pledge or cause to be pledged to Lender a life insurance policy in the amount of not less than $2,000,000 on the life of Kenneth McClain issued by an insurance company acceptable to Lender to secure the Obligations, under an assignment agreement in the form attached as
Exhibit 6.

         16. Consultant. The Borrowers or its counsel, Jaffe Raitt Heuer & Weiss, P.C., shall select and retain a business consultant (which must be agreeable to Standard Federal in the exercise of its reasonable judgment) on or before June 20, 2001. The terms of the engagement will include a provision that the consultant's report of its review of the business of the Borrowers will be made available to the Borrowers and Standard Federal not later than July 31, 2001. The consultant will be required as a part of its engagement, among other activities as requested by the Borrowers, to perform the following activities and to report regarding its conclusions and recommendations:

                  (a) Prepare a business plan which shows the Borrowers' ability to operate profitably and meet their current debt service requirements for the fourth quarter ending September 30, 2001 and for the fiscal year ending September 30, 2002.

                  (b) Implement cash management procedures, cash flow projections, expenditure reviews and profit/loss analysis for the Borrowers as a whole and for each business unit.

                  (c) Review the sufficiency of the existing and projected working capital and cash flow based on the developed projections and if the projections cannot be met, to recommend a reasonable alternative operating strategy.

                  (d) Review existing inventory control procedures and make recommendations regarding improvements if deemed necessary or desirable.

                  (e) Review the existing management structure of the Borrowers.

         The Borrowers have advised Standard Federal that its counsel has retained Stout Risious Ross, which is agreeable to Standard Federal.

         17. No Out-of-Formula Amounts. Borrowers must manage their financial affairs such that their line of credit loans remain in formula at all times.

         18. No Overdrafts. Notwithstanding that Standard Federal may have honored overdrafts in the past, each Obligated Party acknowledges that neither Standard Federal nor its affiliates will, under any circumstances, honor any checks or other items presented to Standard Federal or its affiliates for payment for which there are insufficient available funds in such Borrower's account, and Standard Federal or its affiliates may return any such items.

         19. Authorization to Debit Accounts. If any payment called for by the Loan Documents, this Agreement (or any agreement referred to or incorporated herein), or any other present or future agreements between Standard Federal or any of its affiliates on the one hand, or any one or more of the Obligated Parties on the other hand, is not paid when and as called for in the terms of such agreement, then Standard Federal or any of its affiliates may debit any one or more of the Obligated Parties' accounts at Standard Federal or any of its affiliates for such amount. The fact that Standard Federal or any of its affiliates has debited any such account will in no way waive or diminish any default for failure to make such payment when and as due.

         20. Expenses, Fees and Costs: Indemnification.

                  (a) Each Obligated Party, jointly and severally, is responsible for the payment of all fees and out-of-pocket disbursements incurred by Standard Federal, including fees of counsel and court costs, in any way arising from or in connection with this Agreement, any Collateral, any Loan Document, any Obligations, or the business relationship between Standard Federal, on the one hand, and any one or more of the Obligated Parties, on the other hand, including, without limitation: (1) Audit Fees (as defined below); (2) all fees and expenses (including recording fees and insurance policy fees) of Standard Federal and its counsel for the preparation, examination, approval, negotiation, execution and delivery of, or the closing of any of the transactions contemplated by, this Agreement or any of the Loan Documents; (3) all fees and out-of-pocket disbursements incurred by Standard Federal, including attorneys' fees, in any way arising from or in connection with any action taken by Standard Federal to monitor, advise, administer, enforce, or collect any of the Obligations (including under this Agreement, the Guarantor Loan Documents, any other Loan Document, or otherwise) or any other obligations of any one or more of the Obligated Parties, whether joint, joint and several, or several, under this Agreement, any Loan Document, any other existing or future document or agreement, or arising from or relating to the business relationship between Standard Federal, on the one hand, and any one or more of the Obligated Parties, on the other hand, or otherwise securing any of the Obligations, including any actions to lift the automatic stay or to otherwise in any way monitor or participate in any bankruptcy, reorganization or insolvency proceeding of any one or more of the Obligated Parties; (4) all expenses and fees (including attorneys' fees) incurred in relation to, in connection with, in defense of or in prosecution of any litigation instituted by any one or more of the Obligated Parties, Standard Federal, or any third party, against or involving Standard Federal arising from, relating to, or in connection with any of the Obligations, or any one or more of the Obligated Parties' other obligations, this Agreement, any Collateral, any Loan Document, or the business relationship between Standard Federal, on the one hand, and any one or more of the Obligated Parties, on the other hand, including any so-called "lender liability" action, any claim and delivery or other action for possession of, or foreclosure on, any of the Collateral, post-judgment enforcement of any rights or remedies including enforcement of any judgments, and prosecution of any appeals (whether discretionary or as of right and whether in connection with pre-judgment or post-judgment matters); (5) all costs, expenses, and fees incurred by Standard Federal or its agents in connection with appraisals and reappraisals of all or any of the Collateral (and each Obligated Party must fully cooperate with such appraisers and make their property available for appraisal in connection with as many appraisals as Standard Federal may request); and (6) all costs, expenses, and fees incurred by Standard Federal or its counsel in connection with consultants, expert witnesses, or other professionals retained by Standard Federal or its counsel, to assist, advise, or give testimony with respect to any matter relating to the Collateral, the Obligations, the Loan Documents, or the business relationship between Standard Federal, on the one hand, and any one or more of the Obligated Parties, on the other hand (and each Obligated Party must fully cooperate with such consultant, expert witness or other professional and must make their premises, books and records, accounting systems, computer systems and other media for the recordation of information available to such persons). Each Obligated Party's agreement, jointly and severally, to be responsible for Standard Federal's attorneys' fees and costs applies regardless of whether or not Standard Federal prevails in whole or in part in any action, proceeding, litigation, or otherwise, and regardless of the nature of any action or litigation or the theories or bases of recovery or defense. Each Obligated Party, jointly and severally, agrees to indemnify Standard Federal for all Claims (as hereinafter defined) that may be imposed on, incurred by, or asserted against Standard Federal in connection with this Agreement, any Loan Document, or the transactions contemplated hereby or thereby, or the business relationship between Standard Federal, on the one hand, and any one or more of the Obligated Parties, on the other hand. All of each Obligated Party's obligations under this paragraph, including all indemnification obligations, survive repayment of the Obligations, termination of the Loan Documents, or both.

                  (b) All of the foregoing costs, expenses, reimbursement obligations, and indemnification obligations are part of the Obligations and are secured by all of the Collateral.

                  (c) "Claims" means any demand, claim, action or cause of action, damage, liability, loss, cost, debt, expense, obligation, tax, assessment, charge, lawsuit, contract, agreement, undertaking or deficiency, of any kind or nature, whether known or unknown, fixed, actual, accrued or contingent, liquidated or unliquidated (including interest, penalties, attorneys' fees and other costs and expenses incident to proceedings or investigations relating to any of the foregoing or the defense of any of the foregoing), whether or not litigation has commenced.

         21. Verification of Accounts/Audits. Each Obligated Party agrees that Standard Federal, through its employees or authorized agents, is permitted to send a letter to and otherwise contact each Borrower's account debtors to verify account receivable balances and other matters. In addition, Standard Federal is permitted full and complete access to each Borrower's facilities, and books and records to conduct audits as often as Standard Federal reasonably desires. The cost of such audits is part of the Obligations, is secured by all Collateral, and must be paid by each Borrower within ten (10) days of receipt of an invoice therefor (the "Audit Fees"). The Audit Fees are in addition to all other interest, fees, costs, and expenses provided for in the Loan Documents or this Agreement.

         22. Other Documents. Each Obligated Party must execute any documents reasonably requested by Standard Federal to carry out the intent of or to implement this Agreement, the Guarantor Loan Documents or any other Loan Document. Without limitation, concurrently with execution and delivery of this Agreement, each Obligated Party shall execute and deliver to Lender Amended and Restated Security Agreements and updated borrowing resolutions and support resolutions.

         23. Defaults. In addition to any other events of default or defaults provided for in the Loan Documents, and without waiver of the demand and discretionary provisions of the Loan Documents, the occurrence of any of the following constitutes an Event of Default, an event of default, and a default under this Agreement (and each Loan Document):

                  (a) If any Obligated Party fails to comply with any term or condition in this Agreement (or any agreement referred to or incorporated herein) or the Loan Documents (other than the Specified Defaults), or any other document or agreement between any Obligated Party and Standard Federal.

                  (b) If any material adverse change occurs in any Obligated Party's financial condition or business prospects.

                  (c) If any Obligated Party discontinues its respective business operations.

                  (d) If any lender, supplier, creditor, lessor, bond holder or representative thereof (collectively, "Creditor") of any Obligated Party (i) obtains a judgment against any Obligated Party in excess of $100,000 or (ii) receives from Borrower any prepayments of obligations.

                  (e) If any Obligated Party makes a general assignment for the benefit of a Creditor.

                  (f) If any Obligated Party applies for, consents to, or is subject to, the appointment of a receiver.

                  (g) If any Obligated Party has an order for relief entered under the Bankruptcy Code, or an involuntary petition under the Bankruptcy Code is filed against any Obligated Party and is not dismissed within 60 days.

                  (h) If any representation or warranty made by any Obligated Party in this Agreement or in connection with the negotiation hereof is untrue when made or hereafter becomes untrue.

                  (i) If any party attaches by way of seizure, levy, lien or otherwise any assets of any one or more of the Obligated Parties.

                  (j) If any government, department or agency files any notice of lien, levy or assessment against any one or more of the Obligated Parties, or if any taxes or debts that are owing become a lien or encumbrance upon any assets of any one or more of the Obligated Parties.

         24. Default Remedies. Immediately upon the occurrence of an Event of Default or a default under this Agreement or any Loan Document (or any document executed in connection herewith or referenced herein, other than the Specified Defaults), and without notice or an opportunity to cure such event of default or default, Standard Federal may exercise any remedies provided in this Agreement, the Loan Documents (including the Guarantor Loan Documents), and under applicable law with respect to the Specified Defaults as well as with respect to any new event of default or default, and, at Standard Federal's election and without further notice, the Forbearance Period automatically expires, and all of each Obligated Party's obligations to Standard Federal (including the Obligations and the Guarantor's obligations under each Guarantor Loan Document) will be immediately due and payable. Without limiting the discretionary nature of any loans that Standard Federal may make, on and after the date that any event of default or default occurs under this Agreement (or any agreement referred to or incorporated herein) or under any Loan Document (other than the Specified Defaults), Standard Federal may immediately cease making any loans or other financial accommodations available to any Obligated Party. In any event, after the earlier of expiration of the Forbearance Period or the occurrence of an event of default or a default under this Agreement or any Loan Document (other than the Specified Defaults), Standard Federal may immediately without notice take action to enforce its rights and remedies under the Loan Documents (including enforcement action on account of the Specified Defaults), the Guarantor Loan Documents, this Agreement, or applicable law, including collecting the Obligations and foreclosing on the Collateral. All Collateral granted to Standard Federal by any Obligated Party secures all of that Obligated Party's Obligations to Standard Federal. Each Obligated Party, on its own behalf and on behalf of its successors and assigns, expressly waives all rights, if any, to require a marshaling of Collateral or other assets by Lender, or to require that Lender first resort to some or any portion of any Collateral securing the Obligations before foreclosing upon, selling, or otherwise realizing on any other portion thereof

         25. Receivership. Without notice to the Obligated Parties and without reference to the value of its assets or to the solvency or insolvency of them, each of the Obligated Parties consents, upon the occurrence of an Event of Default under this Agreement and subject to the Bankruptcy Code, to the immediate appointment, whether by Lender or under order of any court, of a receiver for all or any of the Collateral, and further agrees to take all necessary steps to immediately, completely, and effectively transfer all of its respective right, title, and interest in and to the Collateral to any such receiver, including, without limitation, to transfer or assign all personal property, lists, accounts, intangibles, any licenses or franchises, and deeds for all real property. The appointment of a receiver shall be for the benefit of Lender and such receiver shall be vested with the power to take immediate possession of the Collateral, to manage the Borrowers' assets and businesses, and to collect any and all rents, issues, profits, accounts, and proceeds of the Collateral, and any and all such rents, issues, profits, accounts, and proceeds, when collected, may be applied toward the payment of the Indebtedness, and the costs, attorneys fees, taxes, insurance, or other items necessary for the protection and preservation of the Collateral, including the expenses of such receivership. Such receiver shall be directed to sell the Collateral as promptly as is commercially reasonable and shall apply the proceeds of sale against the Indebtedness.

         26. Loan Documents and Guaranties Continue. Except as expressly modified and amended by the terms of this Agreement, all other terms and conditions of the Loan Documents (including the Guarantor Loan Documents) remain in full force and effect and are ratified, confirmed, and approved. If there is an express conflict between the terms of this Agreement and the terms of the Loan Documents, including the Loan Documents executed in connection herewith, the terms of this Agreement govern and control. Guarantor (a) acknowledges and agrees to the modification of the Loans as described above, and to all other terms and conditions of this Agreement, and (b) reaffirms its obligations under its written guaranties as continuing in full force and effect with respect to the Loans and the Obligated Parties' obligations to Standard Federal.

         27. Reservation of Rights/No Waivers.

                  (a) This Agreement grants a limited forbearance until the expiration of the Forbearance Period on the terms and conditions set forth in this Agreement. Except for such forbearance through the expiration of the Forbearance Period, all of Standard Federal's rights and remedies against each Obligated Party and the Collateral are expressly reserved, including all rights and remedies resulting from, or arising in connection with, the Specified Defaults. Likewise, nothing herein is a waiver of any Specified Defaults existing as of the date hereof, an agreement to consent to further worsening of such Specified Defaults, or new events of default or defaults, or in any way prejudices Standard Federal's rights and remedies under the Loan Documents (including the Guarantor Loan Documents) or applicable law. Standard Federal has the right to waive any term, provision, or condition in this Agreement or the Loan Documents, in its sole discretion, and any such waiver does not prejudice, waive, or reduce any other right or remedy that Standard Federal may have against any one or more of the Obligated Parties. No waiver of rights or any condition of this Agreement, the Loan Documents, or any other agreement by Standard Federal is effective unless contained in a writing signed by an authorized agent of Standard Federal.

                  (b) ANYTHING CONTAINED IN THIS AGREEMENT OR IN ANY OTHER AGREEMENT TO THE CONTRARY NOTWITHSTANDING, NOTHING CONTAINED IN THIS AGREEMENT OR IN ANY OTHER AGREEMENT RESTRICTS OR PROHIBITS STANDARD FEDERAL'S RIGHT TO BLOCK, STOP OR PROHIBIT PAYMENTS TO ANY SUBORDINATED CREDITOR(S) ON ACCOUNT OF THE EXISTING DEFAULTS, DEFAULTS, OR OTHERWISE.

         28. Credit Inquiries. If customers, buyers, investors, potential alternative financing sources, or other parties ask Standard Federal about the current lending relationship among Standard Federal and any one or more of the Obligated Parties, each Obligated Party agrees that Standard Federal may refer such inquiries to any Obligated Party.

         29. Entire Agreement, Etc.

                  (a) This Agreement and the Exhibits hereto constitute the Obligated Parties' and Standard Federal's entire understanding with respect to the subject matter hereof Modifications or amendments to this Agreement must be in writing and signed by the party to be charged in order to be effective. This Agreement is governed by the internal laws of the State of Michigan (without regard to conflicts of law principles). This Agreement is binding on each Obligated Party and their respective successors, assigns, heirs, and personal representatives and inures to Standard Federal's benefit and the benefit of its successors and assigns. If any provision of this Agreement conflicts with any applicable statute or law, or is otherwise unenforceable, such offending provision is null and void only to the extent of such conflict or unenforceability, and is deemed separate from and does not invalidate any other provision of this Agreement.

                  (b) This Agreement is being entered into among competent persons, who are experienced in business and represented by counsel (or who have had the opportunity to be represented by counsel), and has been reviewed by the Obligated Parties and their counsel, if any. Therefore, any ambiguous language in this Agreement will not necessarily be construed against any particular party as the drafter of such language.

                  (c) This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one instrument.

                           Facsimile copies of signatures are treated as original signatures for all purposes.

                  (d) References in the Loan Documents and all other documents executed in connection with the Loan Documents (as each of the foregoing is amended hereby) to the Loan Documents mean the Loan Documents as amended by this Agreement.

                  (e) The term "including" means including, without limitation, and the term "includes" means includes, without limitation.

                  (f) All headings are inserted for convenience only and do not affect the construction or interpretation of this Agreement.

         30. Additional Representations. Each Obligated Party represents and warrants to Standard Federal that:

                  (a) (i) Each Borrower's execution, delivery, and performance of this Agreement and all agreements and documents delivered in connection herewith by Borrowers have been duly authorized by all necessary corporate action and does not and will not require any consent or approval of its stockholders, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or of its articles of incorporation or bylaws, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which either Borrower is a party or by which it or its properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption of or filing a registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance: by Borrowers of this Agreement and all agreements and documents delivered in connection with this Agreement; and (iii) this Agreement and all agreements and documents delivered pursuant hereto by any one or more of the Obligated Parties are the legal, valid and binding obligations of each such Obligated Party enforceable against each such Obligated Party in accordance with the terms thereof

                  (b) After giving effect to the amendments contained herein and effected in accordance herewith, all representations and warranties contained in the Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof

                  (c) Except for the Specified Defaults, each Obligated Party has duly and properly performed, complied with and observed each of its covenants, agreements, and obligations contained in the Loan Documents.

                  (d) No Obligated Party or any one or more of them has assigned any claim, set off or defense to any individual or entity.

                  (e) This Agreement and all of the Exhibits and other written material delivered by any one or more of the Obligated Parties to Standard Federal in connection with the transactions contemplated hereby do not contain any statement that is false or misleading with respect to any material fact. and do not omit to state a material fact necessary in order to make the statements therein not false or misleading. There is no additional fact of which any Obligated Party is aware that has not been disclosed in writing to Standard Federal that materially affects adversely or, so far as each Obligated Party can reasonably foresee, will materially affect adversely any Obligated Party's financial condition, business prospects, or any Collateral.

                  (f) All Obligated Parties executing this Agreement in a representative capacity warrant that they have authority to execute this Agreement and legally bind the entity they represent.

                  (g) 1. Industries' chief executive office and principal place of business is located at Sterling Heights, Michigan; 2. E-Z Pack's chief executive office and principal place of business is located at Galion, Ohio; 3. Galion's chief executive office and principal place of business is located at Galion, Ohio; 4. Shelby's chief executive office and principal place of business is located at Sterling Heights/River Rouge, Michigan; 5. Tube's chief executive office and principal place of business is located at Sterling Heights/Kalamazoo, Michigan; 6. International's chief executive office and principal place of business is located at Sterling Heights, Michigan; 7. Southland's chief executive office and principal place of business is located at Sterling Heights, Michigan/Bartow, Florida; and 8. Leasing's chief executive office and principal place of business is located at Sterling Heights, Michigan.

                  (h) 1. All of Industries' business records are kept either at Sterling Heights, Michigan or Galion, Ohio;
                           2. all of E-Z Pack's business records are kept either at Galion, Ohio, Macon, Georgia or Demopolis, Alabama; 3. all of Galion's business records are kept at Galion, Ohio; 4. all of Shelby's business records are kept either at Galion, Ohio or River Rouge, Michigan; 5. all of Tube's business records are kept either at Galion, Ohio or Kalamazoo, Michigan; 6. all of International's business records are kept at Galion, Ohio; 7. all of Southland's business records are kept either at Galion, Ohio or Bartow, Florida; and 8. all of Leasing's business records are kept either at Galion, Ohio or Sterling Heights, Michigan.

                  (i) Each Borrowers' corporate name is exactly as set forth on the signature page of this Agreement and no Borrower has changed its corporate name since the date of its incorporation, nor has it or does it use any tradenames or tradestyles except as set forth on Exhibit 7.

                  (j) Exhibit 8 is a correct and complete list of all locations of all of the Collateral and Exhibit 9 correctly identifies any of such facilities and locations that are not owned by Borrowers and sets forth the names of the owners and lessors of, and to the best of the Obligated Parties' knowledge, the holders of any mortgages on such facilities and locations.

                  (k) No liens or encumbrances, other than those in favor of Lender, attach to any Borrowers' property except as described on Exhibit 10, and (a) Borrowers do not own any assets other than the personal property included in the definition of Collateral (the "Personal Property"), except as described on Exhibit 11, and (b) Borrowers do not own any real property other than the real property included in Exhibit 12 (the "Real Property").

                  (l) With respect to the Real Property and all other real property pledged to Lender to secure the Obligations, except as provided on Exhibit 12A, there are no: (a) toxic or hazardous waste, substances, or materials, nor any petroleum based products or compounds, nor any other waste covered by any applicable environmental or similar laws of any kind or nature which are or have been stored, disposed of, or located in, on, or about the Property; (b) asbestos or asbestos-containing materials, nor any polychlorinated biphenyls, located in, on, or about the Property; (c) gas wells or other wells, whether capped or uncapped, on or about the Property; (d) underground tanks of any type located at the Property; (e) surface or subsurface conditions on or about the Property which constitute, or which, with the passage of time may constitute, a public or private nuisance; (f) so-called "wetlands" or similarly-protected area under any applicable environmental or similar laws at the Property; (g) clean-up or other remediation activity which has occurred or is in process at the Property; (h) notice, citation, or other action by any federal, state, or local environmental or other agency, which is pending or threatened against the Property; (i) notice, report, or corrective action plan which has been filed with any federal, state, or local environmental or other agency with respect to the Property; or (j) permit which is required or which has been issued by any federal, state, or local environmental agency for the use or maintenance of any improvement or facility in, on, or about the Property.

                  (m) None of the Obligated Parties is a party to any litigation or lawsuit, except as described on Exhibit 13.

                  (n) Except as stated on Exhibit 14, the Obligated Parties have promptly paid when due all taxes, assessments, and governmental charges of every kind and nature that have been lawfully levied, assessed, or imposed upon them or their respective properties (including the use thereof), and any obligations which, if unpaid, would become liens against their respective assets, including, without limitation, all sums due and owing to any taxing authority for income and other taxes withheld from the wages and salaries of their respective employees.

                  (o) Borrower has not, during the past five years, been a party to any merger or consolidation, or acquired all or substantially all of the assets of any person or entity, or acquired any of its property or assets out of the ordinary course of business except as described in Exhibit 15.

                  (p) Each Borrower owns or possesses adequate licenses or other rights to use all patents, processes, trademarks, trade names, copyrights, and other intellectual property necessary to conduct its business as now conducted or presently intended to be conducted Borrowers have no reason to believe that any such rights conflict or will conflict with the rights of others. A list of all patents, trademarks, copyright filings or registrations, and other intellectual property that Borrowers have any interest in must be provided by Borrowers by July 3, 2001 and may be attached to this Agreement as Exhibit 16.

                  (q) Obligated Parties are conducting and have conducted their respective business operations without interference from Lender, Lender has not controlled, directed, or otherwise interfered with such business operations, and Borrower Obligated Parties have made all decisions concerning payments to their respective creditors, including Lender.

         31. Survival: Reliance. All agreements, representations and warranties made in this Agreement (and all agreements referred to or incorporated herein) survive the execution of this Agreement (and all documents and agreements referred to or incorporated herein). Notwithstanding anything in this Agreement (or any documents or agreements referred to or incorporated herein) to the contrary, no investigation or inquiry by Standard Federal (including by its agents) with respect to any matter that is the subject of any representation, warranty, covenant or other agreement set forth herein or therein is intended, nor is it to be interpreted, to limit, diminish, or otherwise affect the full scope and effect of any such representation, warranty, covenant or other agreement. All terms, covenants, agreements, representations and warranties of each Obligated Party made herein (or in any documents or agreements referred to or incorporated herein), or in any certificate or other document delivered or to be delivered pursuant hereto, are deemed to be material and to have been relied upon by Standard Federal, notwithstanding any investigation heretofore or hereafter made by Standard Federal or its agents.

         32. Notices. Any notice or other communication required or permitted to be given under this Agreement or any of the Loan Documents must be in writing and delivered personally, telegraphed, telecopied, or telexed, or mailed (by certified or registered mail or by recognized overnight courier), postage prepaid, and is deemed given when so delivered personally, telegraphed or telexed, or if mailed, two days after the date of mailing, addressed as follows (or to any another address as to which any party so advises the other parties in writing):

         (a)      If to Borrowers and/or Guarantors:

                  c/o Kenneth McClain
                  6200 Elmridge
                  Sterling Heights, Michigan 48313

                  with a copy to:

                           Louis P. Rochkind
                           Jaffe Raitt Heuer & Weiss, P.C.
                           One Woodward Avenue, Suite 2400
                           Detroit, MI  48226
                           Facsimile:  (313) 961-7917

         (b)      If to Standard Federal:

                           Dennis J. Harder
                           Standard Federal Bank
                           2600 West Big Beaver Road
                           Troy, MI  48084
                           Facsimile:  (248) 816-4860

                  With a copy to:

                           Marc M. Bakst
                           Bodman, Longley & Dahling LLP
                           100 Renaissance Center, 34th Floor
                           Detroit, MI  48243-1001
                           Facsimile:  (313) 393-7579


         Defaults have occurred under the Loan Documents and each Obligated Party, to the fullest extent allowed under applicable law, waives all notices that Standard Federal might be required to give but for this waiver, including notices under Sections 9-504, 9-505, and 9-506 of the Uniform Commercial Code as enacted in the State of Michigan or the relevant state concerning the applicable Collateral. Furthermore, each Obligated Party waives all rights to redeem any of the Collateral, including any right to redeem any of the Collateral under
Section 9-506 of the Uniform Commercial Code.

         33. Discretionary Loans: Demand Obligations. Notwithstanding any provisions of this Agreement, it is understood and agreed that Standard Federal is at no time obligated to make any loan, despite compliance with any express conditions precedent thereto, and Standard Federal may at any time make demand for payment of the Obligations, notwithstanding that there may then exist no Event of Default or default.

         34. Impairment of Collateral. The execution and delivery of this Agreement (and all agreements and documents referred to herein) does not impair or affect any other security (by endorsement or otherwise) for the Obligations, or any one or more of the Obligated Parties' other obligations to Standard Federal. No security taken before or after as security for the Obligations impairs or affects this Agreement (or any agreement or document referred to herein). All present and future additional security is cumulative security.

         35. Time Is of the Essence. Time is of the essence as to each and every term and provision of this Agreement and each Loan Document.

         36. Adverse Events. Promptly upon gaining knowledge thereof or at such time as any Obligated Party should have known thereof, each Obligated Party must inform Standard Federal of the occurrence of any Event of Default, or default, or any event that with the lapse of time, service of notice, or both, would constitute an Event of Default or default under this Agreement or any of the Loan Documents, or of any other occurrence that has or could reasonably be expected to have a material adverse effect on any Obligated Party's business, properties, Collateral, or financial condition or upon any Obligated Party's ability to comply with its obligations under this Agreement or the Loan Documents (including the Guarantor Loan Documents).

         37. Non-Waiver. No failure or delay on Standard Federal's part in the exercise of any power or right, and no course of dealing between any one or more of the Obligated Parties and Standard Federal, operates as a waiver of such power or right, nor does any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies that are available to Standard Federal at law or in equity. No notice to or demand on any Obligated Party not required hereunder or under the Loan Documents entitles any such Obligated Party to any other or further notice or demand in similar or other circumstances, or waives Standard Federal's right to any other or further action in an, circumstances without notice or demand. Any waiver of any provision of this Agreement or the Loan Documents and any consent to any departure by any one or more of the Obligated Parties from the terms of any provision of this Agreement or the Loan Documents, is effective only if in writing signed by an authorized officer of Standard Federal, and only in the specific instance and for the specific purpose for which given.

         38. No Other Promises or Inducements. There are no promises or inducements that have been made to any signatory hereto to cause such signatory to enter into this Agreement other than those that are set forth in this Agreement.

         39. Communications Inadmissible as Evidence. The parties to this Agreement acknowledge that the purpose of this Agreement is to facilitate the resolution of the Specified Defaults and that, consistent with that purpose, no part of any oral or written communications between the Obligated Parties and Standard Federal through the date of this Agreement regarding the transactions contemplated in this Agreement, exclusive of this written Agreement itself (collectively, "Communications"), shall be utilized or deemed to be admissible as evidence in any litigation involving any of the Obligated Parties or Standard Federal. Communications shall be deemed to constitute compromise negotiations, and not to constitute evidence that is discoverable, as those phrases are used in the Federal Rules of Evidence and any applicable state rules of evidence, and no Communications shall be deemed to constitute evidence that is otherwise admissible for any other purpose.

         40. No Outstanding Offers. As of the date of this Agreement, there are no offers outstanding from Standard Federal to the Obligated Parties. Any prior offer by Standard Federal, whether oral or written is rescinded in full.

         41. Legal Rate Adjustment. This Agreement and all security agreements, mortgages, notes, and other Loan Documents between any one or more of the Obligated Parties and Standard Federal are expressly limited so that in no event whatsoever will the amount of interest paid or agreed to be paid to Standard Federal exceed the highest rate of interest permissible under applicable law. If, from any circumstances, fulfillment of any provision of this Agreement or any other Loan Document at the time performance of such provisions is due, involves exceeding the interest limitation validly prescribed by law which a court of competent jurisdiction may deem applicable to this Agreement and the Obligations, then the obligation to be fulfilled is reduced to an amount computed at the highest rate of interest permissible under applicable law, and if, for any reason whatsoever, Standard Federal ever receives as interest an amount that would be deemed unlawful under applicable law, such interest will be automatically applied to the payment of the principal amount of the Obligations (whether or not then due and payable), and not to the payment of interest, or will be refunded to the applicable Obligated Party, if such principal has been paid in full.

         42. Bankruptcy-Related Acknowledgments. (a) Absent the execution and delivery of this Agreement, the Loans would be past due and owing, would accrue interest at a default rate, and, unless the Obligated Parties commenced cases under title 11 of the United States Code (the "Bankruptcy Code"), Lender would be entitled to exercise all of its rights and remedies under the Loan Documents and applicable law with respect to the Obligated Parties and the Collateral; (b) the commencement of cases under the Bankruptcy Code may have a materially adverse effect on the Borrowers' respective businesses; and (c) the forbearance granted by Lender in this Agreement will provide the Obligated Parties with relief similar to that which they would otherwise obtain under the automatic stay provisions of section 362(a) of the Bankruptcy Code (the "Automatic Stay"). As of the date of this Agreement, the Obligated Parties (x) are solvent, and will not become insolvent after giving effect to the transactions contemplated by this Agreement, and (y) after giving effect to the transactions contemplated by this Agreement, Borrowers will have adequate capital to conduct their respective businesses as presently conducted and as contemplated by this Agreement.

         43. Waiver of the Automatic Stay. In consideration of Standard Federal agreeing to forbear from exercising its various rights and remedies under the Loan Documents and applicable law in response to the Specified Defaults, and in consideration of the other mutual agreements contained in this Agreement, and for other good and valuable consideration, each of the Obligated Parties agrees that if it (a) has an order for relief entered, or has an involuntary petition filed against it, in a case under the Bankruptcy Code, (b) files or is the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the Bankruptcy Code or any other applicable federal or state law relating to bankruptcy, insolvency, or other debtor relief, or (c) seeks or consents to the appointment of any trustee, receiver, conservator, or liquidator, then Standard Federal shall immediately and absolutely be entitled to, and each of the Obligated Parties consents to, the immediate termination of the Automatic Stay to enable Standard Federal to exercise any and all of its rights and remedies under the Loan Documents, this Agreement and applicable law, and none of the Parties shall assert, or request or cause any other party to assert, that the Automatic Stay operates to stay, condition, reduce, or inhibit such right of Standard Federal. Upon the filing of any motion or other pleading or the taking of any other action by Standard Federal in any bankruptcy case of any of the Parties for relief from the Automatic Stay or for a modification or lifting of the Automatic Stay or any stay otherwise provided by any applicable law as it relates to Standard Federal and affects Standard Federal's rights and remedies against the Parties or the Collateral, none of the Parties shall in any manner whatsoever oppose or object to, and shall not request or cause any other party to oppose or object to, such motion or pleading or other action taken by Standard Federal, but, rather, irrevocably consents thereto. Upon the commencement of any voluntary or involuntary bankruptcy case by or against any of the Parties, each of them irrevocably waives and agrees not to seek a supplemental stay or other relief, whether injunctive or otherwise, pursuant to section 105 of the Bankruptcy Code or otherwise, to stay, condition, reduce, or inhibit Standard Federal's ability to enforce any rights it has under the Loan Documents or this Agreement. Standard Federal, but for this section, would not enter into this Agreement.

         44. Benefit of Successors. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Parties, Standard Federal and their respective successors and assigns. The Parties may not assign their respective rights or obligations arising under this Agreement without Standard Federal's prior written consent.

         45. No Third Party Beneficiaries. All of the terms and conditions of this Agreement are for the sole and exclusive benefit of the parties to this Agreement and their respective successors and assigns. No other person or entity shall obtain any interest in this Agreement or require the satisfaction of such terms and conditions according to the terms of this Agreement or be entitled to assume that any of the parties to this Agreement will enforce such terms and conditions, and no other person or entity shall, under any circumstances, be a beneficiary of such terms or conditions.

         46. Severability. If one or more or the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been contained in this Agreement.

         47. No Duress. Parties acknowledge that they have reviewed (or have had the opportunity to review) this Agreement with counsel of their choice and have executed this Agreement of their own free will and accord and without duress or coercion of any kind by Standard Federal or any other person or entity.

         48. STATUTE OF FRAUDS. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. ALL PRIOR AND CONTEMPORANEOUS ORAL AGREEMENTS, IF ANY, BETWEEN STANDARD FEDERAL, ON THE ONE

HAND, AND ANY ONE OR MORE OF THE PARTIES, ON THE OTHER HAND, ARE MERGED INTO THIS AGREEMENT AND DO NOT SURVIVE THE EXECUTION OF THIS AGREEMENT.

         49. RELEASE. AS OF THE DATE HEREOF EACH OBLIGATED PARTY REPRESENTS AND WARRANTS THAT THEY ARE AWARE OF, AND POSSESS, NO CLAIMS OR CAUSES OF ACTION AGAINST STANDARD FEDERAL, NATIONAL BANK OF CANADA ("NBC"), FIFTH THIRD BANK, SUCCESSOR TO OLD KENT BANK BY REASON OF MERGER, ("FIFTH THIRD"), OR NATIONAL CITY BANK OF MICHIGAN/ILLINOIS ("NCB") (NBC, FIFTH THIRD AND NCB TOGETHER, THE "PARTICIPANTS") ALL OF WHICH ARE PARTICIPATING BANKS IN THE LOANS TO THE OBLIGATED PARTIES. NOTWITHSTANDING THIS REPRESENTATION AND AS FURTHER CONSIDERATION FOR THE AGREEMENTS AND UNDERSTANDINGS HEREIN, EACH OBLIGATED PARTY INDIVIDUALLY, JOINTLY, SEVERALLY, AND JOINTLY AND SEVERALLY, IN EVERY CAPACITY, INCLUDING BUT NOT LIMITED TO, AS SHAREHOLDERS, OFFICERS, PARTNERS, DIRECTORS, INVESTORS, OR CREDITORS OF ANY ONE OR MORE OF THE OBLIGATED PARTIES, EACH OF ITS EMPLOYEES, AGENTS, EXECUTORS, SUCCESSORS AND ASSIGNS, HEREBY RELEASES STANDARD FEDERAL, NBC, FIFTH THIRD AND NCB AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AFFILIATES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS FROM ANY LIABILITY, CLAIM, RIGHT OR CAUSE OF ACTION THAT NOW EXISTS, OR HEREAFTER ARISES, WHETHER KNOWN OR UNKNOWN, ARISING FROM OR IN ANY WAY RELATED TO FACTS IN EXISTENCE AS OF THE DATE HEREOF. BY WAY OF EXAMPLE AND NOT LIMITATION, THE FORGOING INCLUDES ANY CLAIMS IN ANY WAY RELATED TO ACTIONS TAKEN OR OMITTED TO BE TAKEN BY STANDARD FEDERAL, NBC , FIFTH THIRD, NCB, OR ANY OR ALL OF THEM, UNDER THE LOAN DOCUMENTS, THE GUARANTOR LOAN DOCUMENTS, THE BUSINESS RELATIONSHIP WITH STANDARD FEDERAL, NBC, FIFTH THIRD, NCB OR ANY OR ALL OF THEM AND ALL OTHER OBLIGATIONS OF ANY NATURE OR KIND OF ANY ONE OR MORE OF THE PARTIES, ANY ORAL AGREEMENTS OR UNDERSTANDINGS (ACTUAL OR ALLEGED), ANY BANKING RELATIONSHIPS THAT ANY ONE OR MORE OF THE PARTIES HAS OR MAY HAVE HAD WITH STANDARD FEDERAL, NBC, FIFTH THIRD, NCB OR ANY OR ALL OF THEM AT ANY TIME AND FOR ANY REASON INCLUDING, BUT NOT LIMITED TO, DEMAND DEPOSIT ACCOUNTS, OR OTHERWISE.

         50. Waiver of jury trial and bond; submission to jurisdiction: and acknowledgment.

                  (A) 1. Any judicial proceeding against any Obligated Party brought by lender with respect to any term or condition of this agreement, or any other present or future agreement between any Obligated Party and Lender and/or any other matter of any kind whatsoever may be brought by Lender in a court of competent jurisdiction in the State of Michigan, United States of America, and the parties each hereby irrevocably consents and submits itself to jurisdiction in any such court; and, by execution and delivery of this Agreement, each of the parties and Lender accept for themselves and in connection with their respective properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agree to be bound by any final judgment rendered thereby in connection with this agreement, or any other present and future agreement between any of the, Obligated Parties and Lender and/or any other matter of any kind whatsoever.

         2. Each of the parties waives personal service of any and all process upon it, and consents that all such service of process may be made by first-class mail or messenger directed to it at its address set forth in this agreement. Each of the parties waives any bond or surety or security upon such bond or surety that might, but for this waiver, be required of Lender.

         3. Nothing contained in this section affects or limits the right of Lender to serve legal process in any other manner permitted by law or affects Lender's right to bring any action or proceeding against any Obligated Party or their property in the courts of any other jurisdiction selected by lender in its sole and absolute discretion.

         4. Any judicial proceeding by any Obligated Party against Lender and/or any person or entity related to or affiliated with Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this agreement or any present or future agreement between any Obligated Party and Lender and/or any other matter of any kind whatsoever, may be brought only in a court located in the state of Michigan, county of Oakland (which court shall have sole and exclusive jurisdiction to hear such matters).

         5. Each of the Obligated Parties waives any objection to jurisdiction and venue of any action instituted hereunder or in connection herewith and may not assert any defense based in any way on lack of jurisdiction or venue or based upon forum non conveniens.

                  (B) each Obligated Party acknowledges that (1) it has fully read all of this Agreement and has been given the opportunity to consult with counsel and other advisors of its choice, and after consulting with such counsel or advisors (or having had the opportunity to do so), knowingly, voluntarily and without duress, coercion, unlawful restraint, intimidation or compulsion, enter into this Agreement, based upon such advice and counsel (if any) and in the exercise of its business judgment, (2) this Agreement has been entered into in exchange for good and valuable consideration, receipt of which the Obligated Party hereto acknowledges, (3) it has carefully and completely read all of the terms and provisions of this agreement and is not relying on the opinions or advice of lender or its agents or representatives in entering into this Agreement.

                  (C) the Obligated Parties and Lender acknowledge that the right to a trial by jury is a constitutional right, but that the right may be waived. Each of the Obligated Parties and Lender each knowingly, voluntarily, irrevocably, and after the opportunity to consult with their respective counsel, without coercion, waive any and all rights to trial by jury of all disputes between them including, without limitation, any claims and/or defenses asserted in any judicial proceeding described herein. Neither Lender nor any of the Obligated Parties will be deemed to have given up this waiver of jury trial unless the Obligated Party claiming that this waiver has been relinquished has a written instrument signed by the other Obligated Parties and Lender stating that this waiver has been given up.

                  (D) the Obligated Parties or Lender may file an original counterpart or a copy of this Agreement with any court as written evidence of the waivers and consents contained herein.

         51. Standard Federal executes this Agreement with the consent of all Participants.

                                            STANDARD FEDERAL BANK


                                            By:________________________________

                                            Its:_______________________________


McCLAIN INDUSTRIES, INC.                    McCLAIN E-Z PACK, INC.



By:________________________________         By:_________________________________

Its:_______________________________         Its:________________________________



McCLAIN GALION, INC.                        SHELBY STEEL PROCESSING
                                            COMPANY


By:________________________________         By:_________________________________

Its:_______________________________         Its:________________________________



McCLAIN TUBE COMPANY                        McCLAIN INTERNATIONAL FSC
d/b/a Quality Tube



By:________________________________         By:_________________________________

Its:_______________________________         Its:________________________________



McCLAIN SOUTHLAND CO.                       McCLAIN GROUP LEASING, INC.

By:________________________________         By:_________________________________

Its:_______________________________         Its:________________________________





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